ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2018 Second Quarter Results

Diluted EPS Increased 75.0% to $0.35

Wholesales Sales Increased 7.3% to $39.8 Million

Retail Sales Increased 6.7% to $11.7 Million

NELSONVILLE, Ohio, July 31, 2018 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2018.

Second Quarter 2018 Sales and Income

Second quarter net sales were $58.2 million compared to $58.5 million in the second quarter of 2017. The Company reported second quarter net income of $2.6 million, or $0.35 per diluted share compared to a net income of $1.5 million, or $0.20 per diluted share in the second quarter of 2017.

Net sales were $119.6 million and $121.5 million for the six months ended June 30, 2018 and 2017, respectively. The Company reported net income of $5.9 million, or $0.79 per diluted share and a net income of $3.0 million, or $0.40 per diluted share for the six months ended June 30, 2018 and 2017, respectively.

Jason Brooks, President and Chief Executive Officer, commented, “We had an excellent second quarter highlighted by high-single digit growth in wholesale sales combined with continued strength in our retail division. Our focus on introducing innovative new products into the marketplace, supporting our retail partners with great service and enhancing our use of digital advertising is driving increased direct sales of Georgia Boot, Durango, and Rocky’s current offerings at higher gross margins. At the same time, our internal manufacturing capabilities are providing us with a great opportunity to expand our commercial military operations both in the U.S. and overseas.  We are also encouraged with the ongoing success of Lehigh, our differentiated direct business-to-business model, which continues to grow through key account wins and increased participation and retention with existing accounts. Looking ahead, I’m confident that we have the right strategies and people in place to build on our recent accomplishments and deliver improved profitability and greater shareholder value for years to come.”

Second Quarter Review

Net sales for the second quarter decreased 0.4% to $58.2 million compared to $58.5 million a year ago. Wholesale sales for the second quarter increased 7.3% to $39.8 million compared to $37.1 million for the same period in 2017. Retail sales for the second quarter increased 6.7% to $11.7 million compared to $11.0 million for the same period last year. Military segment sales for the second quarter were $6.7 million compared to $10.3 million in the second quarter of 2017.

Gross margin in the second quarter of 2018 increased to $19.5 million, or 33.6% of sales, compared to $18.2 million, or 31.1% of sales, for the same period last year. The 250 basis point increase was driven by higher wholesale and retail margins combined with a lower percentage of military sales, which carry lower gross margins than wholesale and retail sales.

Operating expenses were $16.2 million, or 27.8% of net sales, for the second quarter of 2018 compared to $15.9 million, or 27.2% of net sales, a year ago.

Income from operations for the second quarter of 2018 was $3.4 million, or 5.8% of net sales compared to $2.3 million for the same period a year ago, or 3.9% of net sales.

Inventory at June 30, 2018 decreased 4.8% to $72.6 million compared to $76.3 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review second quarter 2018 results will be broadcast live over the internet today, Tuesday, July 31, 2018 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding our future profitability and the delivery of greater shareholder value (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2017 (filed March 12, 2018) and quarterly report on Form 10-Q for the quarter ended March 31, 2018 (filed May 9, 2018). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,	June 30,
	2018	2017	2017
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$8,327,895	$3,680,776	$2,665,148
Trade receivables, net	42,615,759	45,027,002	39,952,038
Contract receivables	8,633,764	-	-
Other receivables	213,672	806,468	687,851
Inventories	72,644,313	65,622,432	76,314,721
Income tax receivable	222,246	1,849,237	-
Prepaid expenses	2,185,307	2,199,648	2,085,839
Total current assets	134,842,956	119,185,563	121,705,597
PROPERTY, PLANT & EQUIPMENT – net	23,655,075	23,781,001	25,610,927
IDENTIFIED INTANGIBLES	30,293,153	30,314,749	33,351,030
OTHER ASSETS	172,607	197,977	227,720
TOTAL ASSETS	$188,963,791	$173,479,290	$180,895,274

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$17,641,689	$12,982,535	$17,475,226
Contract liabilities	8,633,764	-	-
Accrued expenses:
Salaries and wages	2,516,121	1,754,681	1,737,799
Taxes - other	348,738	599,793	543,453
Accrued freight	531,350	770,219	508,234
Commissions	420,151	455,845	386,020
Accrued duty	2,338,102	2,160,847	2,562,432
Income tax payable	-	-	617,249
Other	1,124,955	1,301,931	1,229,769
Total current liabilities	33,554,870	20,025,851	25,060,182
LONG TERM DEBT	-	2,199,423	8,618,697
LONG TERM TAXES PAYABLE	1,776,512	2,286,512	-
DEFERRED INCOME TAXES	7,726,234	7,726,234	10,464,435
DEFERRED LIABILITIES	153,496	148,408	181,737
TOTAL LIABILITIES	43,211,112	32,386,428	44,325,051
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2018 - 7,414,509; December 31, 2017 - 7,398,654 and June 30, 2017 - 7,441,851	69,437,156	68,973,927	69,449,917
Retained earnings	76,315,523	72,118,935	67,120,306
Total shareholders' equity	145,752,679	141,092,862	136,570,223
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$188,963,791	$173,479,290	$180,895,274

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET SALES	$58,205,840	$58,454,954	$119,592,513	$121,527,907
COST OF GOODS SOLD	38,673,427	40,291,433	79,094,918	83,616,306
GROSS MARGIN	19,532,413	18,163,521	40,497,595	37,911,601

OPERATING EXPENSES	16,159,329	15,904,935	32,896,836	33,286,844

INCOME FROM OPERATIONS	3,373,084	2,258,586	7,600,759	4,624,757

OTHER EXPENSES	(39,933)	(47,403)	(178,497)	(147,633)

INCOME BEFORE INCOME TAXES	3,333,151	2,211,183	7,422,262	4,477,124

INCOME TAX EXPENSE	684,000	752,000	1,522,000	1,522,000

NET INCOME	$2,649,151	$1,459,183	$5,900,262	$2,955,124

INCOME PER SHARE
Basic	$0.36	$0.20	$0.80	$0.40
Diluted	$0.35	$0.20	$0.79	$0.40
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,410,236	7,442,000	7,408,438	7,438,000
Diluted	7,464,130	7,445,268	7,445,060	7,441,514